EXHIBIT 99.1

Horizon Kinetics LLC and Subsidiaries (A Limited Liability Company)

Consolidated Financial Statements and Independent Auditors’ Report

As of and for the Years Ended December 31, 2023 and 2022

Independent Auditors’ Report

To the Members of

Horizon Kinetics LLC and Subsidiaries

Report on the Audit of the Consolidated Financial Statements

Opinion

We have audited the consolidated financial statements of Horizon Kinetics LLC and Subsidiaries (the Company), which comprise the consolidated statements of financial condition as of December 31, 2023 and 2022, and the related consolidated statements of operations, changes in members’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

•
Exercise professional judgment and maintain professional skepticism throughout the audit.
•
Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings and certain internal control-related matters that we identified during the audit.

/s/ Baker Tilly US, LLP
New York, New York
April 24, 2024

Consolidated Statement of Financial Condition

December 31, 2023 and 2022

(Dollars in Thousands)	2023	2022
Assets
Cash and cash equivalents	$10,477	$8,814
Fees receivable	3,501	9,760
Other receivables, net	952	236
Investments, at fair value	37,620	53,296
Investments in proprietary funds	103,962	98,159
Operating Lease Right-of-Use Asset	5,651	7,295
Property and equipment, net	200	237
Prepaid expenses and Other assets, net	1,882	1,341
Notes receivable to related party	2,089	2,314
Due from affiliates	571	510
Intangible assets	45,705	47,278
Goodwill	19,273	19,273
Total Assets	$231,883	$248,513
Liabilities and Members’ Equity
Liabilities:
Accounts payable, accrued expenses and other	$3,839	$3,842
Accrued third party distribution expenses	1,022	1,418
Deferred revenue	70	57
Deferred tax liability	617	1,139
Due to affiliates	9,966	9,585
Operating lease liability	7,281	9,272
Total Liabilities	22,795	25,313
Commitments and contingencies
Class A-1 Members’ Equity	187,644	201,084
Class A-2 Members’ Equity	21,444	22,116
Total Members’ Equity	209,088	223,200
Total Liabilities and Members’ Equity	$231,883	$248,513

Consolidated Statement of Operations

For the Years ended December 31, 2023 and 2022

(Dollars in Thousands)	2023	2022
Revenue:
Management and advisory fees	$50,563	$59,984
Other income and fees	418	239
Total Revenue	50,981	60,223

Operating expenses:
Compensation and related employee benefits	26,851	27,679
Sales, distribution and marketing	10,209	10,613
Depreciation and amortization	1,828	1,857
General and administrative expenses	8,581	7,829
Total Operating expenses	47,469	47,978

Operating income	3,512	12,245

Other income/(expense):
Equity in earnings of proprietary funds, net	5,705	7,765
Interest and dividends	826	750
Other income/(expense), net	(669)	251
Realized gain on investments, net	1,388	46
Unrealized (loss)/gain on investments net	(15,376)	18,105
Total other (loss)/income, net	(8,126)	26,917

(Loss)/income before provision for income taxes	(4,614)	39,162

Income tax benefit/(expense)	122	(562)

Net (loss)/income	$(4,492)	$38,600

Consolidated Statement of Changes in Members’ Equity

For the Years ended December 31, 2023 and 2022

(Dollars in Thousands)
	Class A-1 Members	Class A-2 Members	Non-Controlling Interest	Total
Balance at January 1, 2022	$176,338	$20,915	$(1,031)	$196,222
Distributions	(13,566)	(714)	—	(14,280)
Deconsolidation event (see Note 2)	1,550	77	1,031	2,658
Net Income	36,762	1,838	—	38,600
Balance at December 31, 2022	$201,084	$22,116	$—	$223,200
Distributions	(9,162)	(458)	—	(9,620)
Net Loss	(4,278)	(214)	—	(4,492)
Balance at December 31, 2023	$187,644	$21,444	$—	$209,088

Consolidated Statement of Cash Flows

For the years ended December 31, 2023 and 2022

	2023	2022
(Dollars in Thousands)
Operating activities:
Net income/(loss)	$(4,492)	$38,600
Adjustments to reconcile net (loss)/income to net cash provided by operating activities:
Depreciation and amortization	1,828	1,857
Equity in earnings/(losses) of affiliates	(5,705)	(7,765)
Non-cash reinvestment of management fees and performance allocation from affiliates	152	315
Net change in unrealized (gain)/loss on investments	15,376	(18,105)
Net realized (gain)/loss on investments	(1,388)	(46)
Other non-cash amounts	(221)	126
Changes in operating assets and liabilities:
Fees receivable	6,259	7,243
Other receivables, net	(699)	222
Prepaid expenses and Other assets, net	(541)	(24)
Due from affiliates	(61)	55
Accounts payable, accrued expenses and other	(5)	(224)
Accrued third party distribution expenses	(396)	(688)
Deferred revenue	13	—
Deferred rent	—	(1,947)
Due to affiliates	381	(257)
Net cash provided by operating activities	10,501	19,362
Investing activities:
Issuance of notes receivable to related party	(475)	—
Proceeds from sale of investments	2,482	573
Purchases of property and equipment	(95)	(302)
Sales of property and equipment	—	384
Purchases of investments	(1,130)	(3,998)
Net cash provided/(used in) by investing activities	782	(3,343)
Financing activities:
Distributions paid	(9,620)	(14,280)
Net cash used in financing activities	(9,620)	(14,280)
Net increase in cash and cash equivalents	1,663	1,739
Cash and cash equivalents, beginning of year	8,814	7,075
Cash and cash equivalents, end of year	$10,477	$8,814
Supplemental disclosures of cash flow information:
Income taxes paid	$420	$664
Supplemental disclosures of non-cash investing activities
Non-cash reinvestment of management fees and performance allocation from affiliates	$152	$315

Notes to Consolidated Financial Statements

As of and for the years ended December 31, 2023 and 2022

Note 1. Organization and Nature of Business

Horizon Kinetics LLC, a Delaware Limited Liability Company (along with its wholly-owned subsidiaries, collectively referred to as the “Company”, “HK LLC” or in the first-person notations of “we”, “us” and “our”) was formed on March 15, 2011 to execute the merger agreement between Horizon Asset Management LLC (“HAM”), Kinetics Asset Management LLC (“KAM”), Kinetics Funds Distributor LLC (“KFD”), Kinetics Advisers LLC (“KA”), KBD Securities LLC (“KBD”) resulting in a Class A-1 membership group. Certain other investors’ contributed cash in return for Class A-2 units. During 2019, HAM, KAM and KA were merged forming Horizon Kinetics Asset Management (“HKAM”). The Company is an investment advisory and independent research firm. The Company earns revenues principally from fees earned for providing investment advisory services to separately managed investment accounts, mutual funds, ETFs and proprietary funds.

HKAM (the “Investment Adviser”) is a wholly-owned subsidiary and is registered with the Securities and Exchange Commission (“SEC”) as an investment adviser under the Investment Advisers Act of 1940.

KBD LLC and KFD LLC are also wholly-owned subsidiaries and are registered broker-dealers under the Securities Exchange Act of 1934 and are members of the Financial Industry Regulatory Authority (“FINRA”). KFD LLC acts as a broker (agent) in the distribution of shares of the Kinetics Portfolio Trust series of funds and does not receive or hold funds of subscribers or securities of issuers. KFD LLC also acts as a private placement agent for the Kinetics Portfolio Trust. KBD LLC acts as a limited purpose broker-dealer involved with the marketing and wholesaling of various products offered by HK LLC and its subsidiaries. KBD LLC does not receive or hold customer’s funds or securities.

On December 19, 2023, the Company entered into a definitive all-stock merger agreement with Scott’s Liquid Gold-Inc., a publicly held operating company. The transaction is subject to the approval of the shareholders of Scott’s Liquid Gold.

Note 2. Summary of Significant Accounting Policies

Basis of presentation:

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (US GAAP).

The consolidated financial statements include the accounts of HK LLC and all of its wholly-owned subsidiaries (HKAM, KFD, and KBD) (collectively the “Company”). All intercompany balances and transactions have been eliminated in consolidation. Certain prior year amounts have been reclassified to conform with current year presentation.

Consolidation:

In addition to its wholly-owned subsidiaries, generally accepted accounting principles in the United States of America (“GAAP”) requires that the assets, liabilities and results of operations of a variable interest entity (“VIE”) be consolidated into the financial statements of the enterprise that has a controlling interest in the VIE. The determination as to whether an entity qualifies as a VIE depends on the facts and circumstances surrounding each entity, and therefore certain of the investment vehicles managed by the Company may qualify as VIEs under the variable interest model, whereas others may qualify as voting interest entities (“VOEs”) under the voting interest model. The granting of substantive kick-out rights is a key consideration in determining whether a limited partnership or similar entity is a VIE and whether or not that entity should be consolidated.

The Company first evaluates whether it holds a variable interest in an entity. Fees that are customary and commensurate with the level of services provided, and where the Company does not hold other economic interests in the entity that would absorb more than an insignificant amount of the expected losses or returns of the entity, would not be considered a variable interest. The Company factors in all economic interests including proportionate interests through related parties, to determine if such interests are considered a variable interest. As the Company’s interests in many of these entities are solely associated with market rate fees and/or insignificant indirect interests through related parties, the Company is not considered to have a variable interest in many of these entities. For entities where the Company has determined that it does hold a variable interest, the Company performs an assessment to determine whether each of those entities qualify as a VIE.

As disclosed in Note 4, the Company holds equity investments in certain of its proprietary investment funds. While the Company and other related-party owners own a significant portion of the entities in some instances, the Company has determined that it is not the ultimate primary beneficiary. The Company’s maximum exposure to loss is the potential loss of its investment, it can redeem its investment at any time (in accordance with the redemption provisions of the specific funds) and does not have in place any liquidity arrangements or other commitments with third parties on behalf of the funds. Accordingly, the underlying assets and liabilities related to these entities are not consolidated with the Company’s consolidated financial statements as of December 31, 2023 or 2022.

The Company lost controlling interest in HM Tech during 2022 resulting in a deconsolidation loss of $246, which was attributable to the remeasurement to fair value of the Company’s retained interest.

Use of estimates:

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and cash equivalents:

Cash and cash equivalents include cash on hand and short-term, highly liquid investments (those purchased with an original maturity of three months or less) held at banks or other financial institutions. Management periodically assesses the financial condition of the banks and believes that any potential credit loss is minimal. Cash on deposit with financial institutions may exceed federally insured limits.

Liquidity:

The Company believes that its cash and cash equivalents will be sufficient to fund operations past one year from the issuance of these consolidated financial statements.

Fees and other receivables:

Fees and other receivables consists of fees receivable from separately managed accounts, mutual funds, ETFs, and proprietary investment funds, research revenue and other miscellaneous receivables.

Receivables are recorded when they are due and are presented in the consolidated statement of financial condition, net of any allowance for doubtful accounts. Accounts receivable are written off when they are determined to be uncollectible. Allowances for expected credit losses or doubtful accounts is estimated based on the Company’s historical losses, existing conditions in the industry, and the financial stability of those individuals or entities that owe the receivable. As of December 31, 2023 and 2022 there were no amounts established for credit losses or doubtful accounts, respectively.

Property and equipment:

Property and equipment are recorded at cost. Depreciation is computed using a straight-line method based on the estimated useful lives of the assets, which range from three to five years. Leasehold improvements are amortized on a straight-line basis over the lesser of the economic useful life of the improvement or the term of the lease.

Intangible Assets:

The Company evaluates intangible assets for impairment on an annual basis or when events or changes indicate the carrying value may not be recoverable. The Company also evaluates the remaining useful lives of intangible assets on an annual basis or when events or changes warrants the remaining period of amortization to be revised. The Company has evaluated its intangible assets for impairment and has concluded that no impairments occurred during 2023 or 2022.

Digital Assets:

The Company accounts for digital assets in accordance with the AICPA’s practice aid “Accounting for and auditing of digital assets” and ASC 350-20 Intangibles - Goodwill and Other. The Company maintains holdings of digital assets awarded from mining activities in cold storage devices at qualified institutional custodians in addition to pooled vehicles that maintain custody of such assets. The Company’s holdings of digital assets are recognized as indefinite-lived intangible assets and are stated at the price of such digital assets as of the date they were acquired. Management assesses these holdings for impairment on an annual basis or more frequently if events or changes indicate it is more likely than not that the asset is impaired, including a daily evaluation of the low price of the underlying digital asset. The Company held digital assets, principally Bitcoin, with a carrying value of $1.8 million and $1.7 million as of December 31, 2023 and 2022, respectively.

The Company measures mining rewards based on the quoted price on the Company’s principal market. Revenue from mining is included in other income and fees.

Intangible assets:

Intangible assets were recorded at the Company’s formation. Intangible assets with a useful life are amortized and expensed on a straight-line basis over their estimated useful lives. The weighted average amortization period of our intangible assets subject to amortization is 15 years. Management periodically evaluates the remaining useful lives of definite-lived intangible assets and carrying values of all intangible assets to determine whether events or changes in circumstances indicate a change in the useful life or an impairment. Indefinite-lived intangible assets are reviewed annually using a qualitative approach which requires that positive and negative evidence collected as a result of considering various factors be weighed in order to determine whether it is more likely than not that an asset is impaired.

Indicators of impairment monitored by management include a decline in the level of managed assets, changes to contractual provisions underlying certain intangible assets and reductions in underlying operating cash flows. Should there be an indication of a change in the useful life or impairment in value of the definite-lived intangible assets, we compare the carrying value of the asset to the projected undiscounted cash flows expected to be generated from the underlying asset over its remaining useful life to determine whether impairment has occurred. If the carrying value of the asset exceeds the undiscounted cash flows, the asset is written down to its fair value determined using discounted cash flows. The Company writes off the cost and accumulated amortization balances for all fully amortized intangible assets.

Indefinite-lived intangible assets represent contracts for mutual fund advisory services where the Company expects to, and has the ability to, continue to manage these funds indefinitely, the contracts have annual provisions, and there is a high likelihood of continued renewal based on historical experience.

Goodwill:

For goodwill impairment testing purposes, the Company has determined that there is only one reporting unit. The Company tests goodwill for impairment on an annual basis, or more frequently if facts and circumstances indicate that goodwill may be impaired. Factors that could trigger an impairment review include underperformance relative to historical or projected future operating results, significant changes in the Company’s assets managed, and significant negative industry or economic trends. An impairment charge is recorded if the carrying amount of the reporting unit exceeds its fair value.

Investments, at fair value:

The Company invests in securities which are valued at fair value with unrealized gains and losses included in the consolidated statement of operations. Realized gains and losses are determined on the basis of specific identification.

Investments in proprietary funds:

For investments in entities over which the Company exercises significant influence, but which do not meet the requirements for consolidation and for which the Company has not elected the fair value option, the Company uses the equity method of accounting, whereby the Company records its share of the underlying income or loss of such entities. The Company’s share of the underlying net income or loss of such entities is recorded in equity in earnings of affiliated investments on the consolidated statement of operations. As the underlying entities that the Company manages and invests in are, for U.S. GAAP purposes, primarily investment companies accounted for under Accounting Standards Codification (“ASC”) Topic 946 which reflect their investments at estimated fair value, the carrying value of the Company’s equity method investments in such entities approximates fair value.

Other investments:

We account for other investments that are not accounted for under the equity method that do not have a readily determinable fair value under the fair value measurement alternative. Under the fair value measurement alternative, these investments are based on our original cost less impairments, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar interests of the same issuer. Under this method, our share of the income or losses of such companies is not included in our Consolidated Statements of Operations, however, the result of observable price changes, if any, are reflected in Other income (loss), net. We include the carrying value of these investments in Investments in proprietary funds on the Consolidated Balance sheets.

Fair value measurements:

The Company values certain of its financial assets and liabilities based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Accounting guidance emphasizes that fair value is a market-based measurement that should be determined based on the assumptions market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, accounting guidance establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (2) the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). Valuation techniques used to measure fair value shall maximize the use of observable inputs and minimize the use of unobservable inputs.

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels, as follows:

Level 1 Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments are not applied to Level 1 investments. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these investments does not entail a significant degree of judgment.

Level 2 Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3 Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The fair value hierarchy guidance gives the highest priority to Level 1 inputs and the lowest priority to Level 3 inputs.

Revenue Recognition:

The Company recognizes revenue under Financial Accounting Standards Board’s (FASB) Accounting Standards Update (ASU) 2014-09, Revenue From Contracts With Customers (Topic 606). The Company recognizes revenue when the performance obligation is satisfied, which is the point at which control of the promised goods or services are transferred to its customers, in an amount that reflects the consideration the Company expects to be entitled to receive in exchange for those goods or services.

Management fees, which are generally calculated as a percentage of assets or equity under management, are recognized when earned and collection is probable. Certain contracts for management services also provide for performance-based fees (“Incentive Fees”), which are generally earned when a predefined minimum investment return (“Return Threshold”) for the Managed Funds are earned. When applicable, Incentive Fees are recognized in the statements of operations based on the contractual conditions set forth in the agreements governing the Managed Funds as if the Managed Funds were terminated and liquidated at the reporting date and the Managed Funds’ investments were realized at the then estimated fair values.

Incentive Fee revenue is recorded when earned by the Fund Managers of those Managed Funds to the extent that Return Thresholds have been met and it is probable that a significant reversal of revenue will not occur. During the year ended December 31, 2023, the Company recorded a reduction to revenue and fees receivable for performance-based fees previously recorded for the year ended December 31, 2022 of $873.

Management and advisory fees are comprised of base management fees, advisory and other fees and are accounted for as contracts with customers. The Company earns base management fees from its customers at a fixed percentage of a calculation base which is typically invested capital or net asset value. The Company identifies its customers on a fund-by-fund basis in accordance with the terms and circumstances of the individual fund. Generally, the customer is identified as the investor in its managed funds and investment vehicles, but for certain widely held funds or vehicles, the fund or vehicle itself may be identified as the customer. These customer contracts require the Company to provide investment management services over a period of time, which represents a performance obligation that the Company satisfies over time. Management fees are a form of variable consideration because the fees that the Company is entitled to vary based on fluctuations in the basis for the management fee. The amount recorded as revenue is generally determined at the end of the period because these management fees are payable on a regular basis (typically monthly) and are not subject to claw back once paid. Transaction, advisory and other fees are principally fees charged to the investors of funds indirectly through the managed funds. These fees are based on a fixed percentage of enterprise value or equity value of pooled capital raised and are earned which generally coincides with when the capital is called. These fees are not tied to performance or ongoing investment management services, are not subject to claw back and are recorded in the period in which the related transaction closes. Accrued but unpaid management and advisory fees as of the reporting date are included in fees receivable.

The following table disaggregates our revenue by type:

Supplemental Table for Revenue Disclosure

	2023	2022
Mutual fund management fees	$20,810	$21,827
ETF management fees	9,044	10,364
Separately managed account fees	17,283	18,535
Management & performance fees from proprietary funds	3,426	9,258
	$50,563	$59,984

The following table presents balances of receivables:

	2023	2022
Mutual fund management fees	$1,652	$2,394
ETF management fees	549	939
Separately managed account fees	281	682
Management & performance fees from proprietary funds	1,019	5,745
	$3,501	$9,760

Other revenue:

The Company also produces investment research reports for individual and institutional research clients. In addition, the Company retains a third-party marketing firm to market and distribute its research reports.

Clients subscribe at a monthly, annual or multi-annual level. Income is accrued monthly based on current subscription base.

Third party distribution:

The Company has agreements in place with several third-party distribution firms and individual marketers (“Marketers”). Generally, each party to the agreement may terminate the agreement in a short notice period. Third party distribution expenses are earned by the Marketers based on revenue earned from some of the Company’s investment products generated by the respective Marketers. Accrued third party distribution expenses represent expenses that have been accrued but not paid. In the event that related fees receivable are deemed uncollectible, both related fees receivable and accrued third party distribution expenses will be written off.

Lease and deferred rent obligation:

ASU No. 2016-02, Leases (Topic 842). ASU No. 2016-02 requires lessees to recognize the assets and liabilities that arise from leases on the balance sheet. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. The Company adopted ASU No. 2016- 02 Topic 842 as of January 1, 2022.

Income taxes:

The Company is not subject to federal or state income taxes as its income and losses are includable in the tax returns of its members. The Company may be required to file returns and pay tax in various state and local jurisdictions as a result of its operations or residency. Accordingly, the Company is subject to New York City unincorporated business income tax (“UBT”) and annual limited liability company fees in New York and Delaware. For the years ended December 31, 2023 and 2022, respectively, current, and deferred UBT expense (benefit) totals are $(122) and $562. In addition, during 2023 and 2022, the Company recorded a deferred tax liability of $617 and $1,138, respectively. Deferred tax liabilities consist primarily of unrealized gains on investments.

The Financial Accounting Standards Board (“FASB”) provides guidance for how uncertain tax positions should be recognized, measured, disclosed and presented in financial statements. This requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained “when challenged” by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense and liability in the current year. It is the Company’s policy to recognize accrued interest and penalties related to uncertain tax positions in income taxes. Management has determined there are no material uncertain tax positions.

The Company’s federal and state income tax returns for all years ending after December 31, 2019 are available for review by the taxing authorities. Management continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

Concentrations of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, accounts receivable and investments. Exposure to credit risk is reduced by placing such deposits or other temporary investments in high-credit quality financial institutions.

The concentration of credit risk with respect to accounts receivable is generally limited due to the short payment terms extended by the Company. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, if necessary, based on a history of past write-offs and collections and current credit conditions. The Company has established an allowance for doubtful for 2023 and 2022 of $700 and $0 respectively.

Major customers:

The Company has the following major customers who are each related-parties:

	2023	2022
Mutual Funds:
Mutual Fund A	23%	22%
Mutual Fund B	10%	8%

ETFs:
ETF A	17%	17%

Recent accounting pronouncements:

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326). ASU No. 2016-13 requires immediate recognition of management’s estimates of current expected credit losses (CECL) rather than when incurred. ASU No. 2016-13 is effective for annual periods beginning after December 15, 2022 and interim periods within annual periods beginning after December 15, 2022. The Company has assessed ASU No. 2016-13 during the year. The impact of adopting this ASU was not material to our consolidated financial statements.

In December 2023, the FASB issued ASU No. 2023-08, Intangibles - Goodwill and Other - Crypto Assets (Topic 350-60). ASU No. 2023-08 requires that an entity present digital assets measured at fair value separately from other intangible assets in the balance sheet and changes from the remeasurement of digital assets separately from changes in the carrying amounts of other intangible assets in the income statement. ASU No. 2023-08 is effective for annual periods beginning after December 15, 2024 and interim periods within annual periods beginning after December 15, 2024. The Company expects to adopt ASU 2023-08 as of January 1, 2024 resulting in certain expanded disclosures about digital assets and recording an increase to our digital assets and members’ equity of approximately $4.1 million.

Note 3. Investments, at fair value

As of December 31, 2023 the Company owned investments in marketable securities with a fair value of $37,620 and a cost of $20,932. The total unrealized gain with respect to these investments at December 31, 2023 was $16,688 and the change in the unrealized gain/loss for the year then ended was a loss of $15,376.

The following summarizes the Company’s investments accounted for at fair value at December 31, 2023 using the fair value hierarchy:

	2023
	Total	Level 1	Level 2	Level 3
Investments:
Kinetics Mutual Funds	$2,648	$—	$2,648	$—
Texas Pacific Land Corporation common stock	30,084	30,084	—	—
FRMO Corporation common stock	1,259	—	1,259	—
All other market traded equity securities	3,631	3,631	—	—
Totals	$37,622	$33,715	$3,907	$—
Liabilities:
Market traded equity securities - sold short	(2)	(2)	—	—
Total Liabilities	(2)	(2)	—	—
Total	$37,620	$35,713	$3,907	$—

As of December 31, 2022, the Company owned investments in marketable securities with a fair value of $53,296 and a cost of $21,232. The total unrealized gain with respect to these investments at December 31, 2022 was $32,064 and the change in the unrealized gain/loss for the year then ended was a gain of $18,105.

The following summarizes the Company’s investments accounted for at fair value at December 31, 2022 using the fair value hierarchy:

	2022
	Total	Level 1	Level 2	Level 3
Investments:
Kinetics Mutual Funds	$4,608	$—	$4,608	$—
Texas Pacific Land Corporation common stock	44,053	44,053	—	—
FRMO Corporation common stock	1,768	—	1,768	—
All other market traded equity securities	2,872	2,872	—	—
Totals	$53,301	$46,925	$6,376	$—
Liabilities:
Market traded equity securities - sold short	(5)	(5)	—	—
Total Liabilities	(5)	(5)	—	—
Total	$53,296	$46,920	$6,376	$—

As of December 31, 2023 and 2022, there are no investments categorized within Level 3.

Note 4. Investments in proprietary funds

At December 31, 2023 and 2022, investments in proprietary funds, which are recorded using the equity method of accounting and consist of the following:

	Equity Held	Ownership %	Management Fees	Performance Fees	Receivable at December 31, 2023
Polestar Fund LP (Class A and S)	$28,821	11.2%	$1,704	$222	$448
Kinetics Institutional Partners LP	13,667	37.3%	217	—	19
Horizon Multi-Strategy Fund, LP	17,716	15.3%	1,077	51	241
Horizon Kinetics Equity Opportunities Fund (All classes)	17,149	6.3%	—	—	—
Horizon Multi-Disciplinary Fund, LP	5,387	33.4%	55	—	15
Kinetics Partners LP	6,884	24.4%	11	—	1
Horizon Kinetics Hard Assets, LLC	5,362	3.1%	—	—	—
All others	7,789	—	459	130	54
	$102,775		$3,523	$403	$778

	Equity Held	Ownership %	Management Fees	Performance Fees	Receivable at December 31, 2022
Polestar Fund LP (Class A and S)	$31,582	9.3%	$1,803	$1,717	$549
Kinetics Institutional Partners LP	15,223	36.1%	224	1,153	—
Horizon Multi-Strategy Fund, LP	16,463	14.8%	1,058	116	213
Horizon Kinetics Equity Opportunities Fund (All classes)	6,033	7.5%	—	—	—
Horizon Multi-Disciplinary Fund, LP	5,062	33.0%	54	—	14
Kinetics Partners LP	8,075	24.4%	12	71	—
Horizon Kinetics Hard Assets, LLC	7,599	3.0%	—	—	—
All others	7,037	—	426	320	44
	$97,073		$3,576	$3,378	820

The tables below present summarized financial information of the Company’s equity method investments at December 31, 2023:

	Statement of Financial Condition
	Net Long and Short Positions	Other Assets	Liabilities	Equity
Polestar Fund LP (Class A and S)	$230,259	$28,614	$1,059	$257,815
Kinetics Institutional Partners LP	32,543	4,138	73	36,607
Horizon Multi-Strategy Fund, LP	115,390	1,161	807	115,744
Horizon Kinetics Equity Opportunities Fund (All classes)	272,644	1,837	3,079	271,402
Horizon Multi-Disciplinary Fund, LP	16,178	—	28	16,151
Kinetics Partners LP	24,903	3,326	54	28,175
Horizon Kinetics Hard Assets, LLC	167,972	5,939	102	173,810
All others	102,527	75,197	1,955	175,768
	$962,416	$120,212	$7,157	$1,075,472

	Statement of Operations
	Revenue / Investment Income	(Expenses)	Net Realized and Unrealized Gain (Loss)	Net Income (Loss)
Polestar Fund LP (Class A and S)	$2,805	$(1,998)	$(43,888)	$(43,080)
Kinetics Institutional Partners LP	323	(293)	(4,304)	(4,274)
Horizon Multi-Strategy Fund, LP	776	(1,262)	7,185	6,699
Horizon Kinetics Equity Opportunities Fund (All classes)	4,716	(403)	142,742	147,055
Horizon Multi-Disciplinary Fund, LP	365	(73)	634	926
Kinetics Partners LP	281	(84)	(5,068)	(4,872)
Horizon Kinetics Hard Assets, LLC	1,650	(17)	(80,782)	(79,149)
All others	10,232	(8,343)	13,778	15,667
	$21,148	$(12,473)	$30,297	$38,972

The tables below present summarized financial information of the Company’s equity method investments at December 31, 2022:

	Statement of Financial Condition
	Net Long and Short Positions	Other Assets	Liabilities	Equity
Polestar Fund LP (Class A and S)	$285,628	$24,191	$1,239	$308,580
Kinetics Institutional Partners LP	40,669	1,583	52	42,201
Horizon Multi-Strategy Fund, LP	110,580	1,026	496	111,110
Horizon Kinetics Equity Opportunity Fund (All classes)	80,811	23	311	80,524
Horizon Multi-Disciplinary Fund, LP	15,344	—	26	15,318
Kinetics Partners LP	32,030	1,142	51	33,121
Horizon Kinetics Hard Assets, LLC	247,678	4,923	5	252,596
All others	77,459	77,293	1,059	153,693
	$890,200	$110,182	$3,240	$997,142

	Statement of Operations
	Revenue / Investment Income	(Expenses)	Net Realized and Unrealized Gain (Loss)	Equity
Polestar Fund LP (Class A and S)	$3,918	$(2,090)	$83,528	$85,355
Kinetics Institutional Partners LP	523	(305)	8,916	9,134
Horizon Multi-Strategy Fund, LP	1,491	(1,236)	6,975	7,230
Horizon Kinetics Equity Opportunity Fund (All classes)	148	(319)	(139,377)	(139,549)
Horizon Multi-Disciplinary Fund, LP	300	(68)	(10)	222
Kinetics Partners LP	422	(91)	8,302	8,633
Horizon Kinetics Hard Assets, LLC	3,431	(18)	114,053	117,466
All others	7,485	(12,973)	(3,814)	(9,302)
	$17,716	$(17,100)	$78,573	$79,189

The Company also maintains a variety of investments in private funds or partnerships that are recorded either on the cost or equity method as applicable. At December 31, 2023 and 2022, these amounts aggregated to $1,186 and $1,086, respectively.

Note 5. Property and equipment, net

As of December 31, 2023 and December 31, 2022, property and equipment consisted of the following:

	2023	2022
Leasehold improvements	1,386	1,386
Furniture and Fixtures	716	788
	2,102	2,174
Less: accumulated depreciation	(1,902)	(1,937)
Total	200	237

For the years ended December 31, 2023, and December 31, 2022, depreciation related to property and equipment amounted to $121 and $149.

Note 6. Transactions with members and related parties

The Company periodically conducts transactions on behalf of related parties. Due to affiliates includes an amount payable to Horizon Common Inc., a partnership consisting of certain founders, that was the result of transactions at the formation of the Company. The balance of this account as of December 31, 2023 and December 31, 2022 is $6,899 and $6,999, respectively.

At December 31, 2023 and December 31, 2022, included in Due from Affiliates is $66 primarily representing advisory fees collected by Kinetics Common Inc. on the Company’s behalf. Additionally, at December 31, 2023 and December 31, 2022, $309 and $311, respectively, were owed to the Company from Consensus Mining & Seigniorage Corporation and Kinetics Holdings Corporation for various expenses paid by the Company on their behalf. The remaining balance in Due from Affiliates stems from payments on behalf of the Private Investment Funds for fund expenses related to regulatory fees.

The Company, through various proprietary entities, serves as the investment manager and earned $12,495 in management fees performance fees in 2023, and $19,647 in management fees and performance fees in 2022 from unconsolidated HKAM LLC private investment funds. Such fees are included in the consolidated statement of operations as management and performance fees.

Certain co-founders of HK LLC are also shareholders of FRMO Corporation (“FRMO”). At the Company’s formation, FRMO acquired the right to a 4.2% share of the Company’s gross revenue (prior to any commission sharing agreements) and a 4.95% member interest, in exchange for cash and shares of FRMO to Horizon Common Inc.

For the years ended December 31, 2023 and 2022, amounts earned in accordance with this agreement by FRMO were $2,216 and $2,550, respectively, which are included in distribution expenses on the consolidated statement of operations. As of December 31, 2023 and 2022, amounts due to FRMO totaled $3,040 and $2,560, respectively, which are included in due to affiliates on the consolidated statement of financial condition. As of December 31, 2023 and 2022, the Company owned 196,117 and 214,588 shares of FRMO common stock valued at $1,259 and $1,768, respectively, which is included in investments, at fair value on the consolidated statement of financial condition.

Note 7. Intangible assets

The following is a summary of the Company’s non-goodwill intangible assets at the end of the year.

	2023	2022
Our intangibles consist of the following:
Retail SMA Contracts	$1,700	$1,700
Advisory Hedge Fund Contracts	11,900	11,900
Other Fund Contracts	10,500	10,500
Trade Name	1,200	1,200
	$25,300	$25,300
Accumulated Amortization	(21,631)	(19,924)
	$3,669	$5,376
Mutual fund advisory contracts	40,207	40,207
Digital Assets	1,829	1,695
	$45,705	$47,278

Amortization expense and accumulated amortization for the year ended December 31, 2023 was $1,708 and $27,431 respectively. Amortization expense and accumulated amortization for the year ended December 31, 2022 was $1,708 and $25,723 respectively. Estimated aggregate amortization expense for the next fiscal year is $1,708, for the second fiscal year is $1,060, for the third year is $683, and for the fourth year is $219.

Note 8. Members’ equity

As defined in the Company amended limited liability agreement dated as of May 1, 2011, each Class A-1 membership unit shall represent one vote and each Class A-2 membership unit shall represent thirty-nine and two-thirds votes with respect to any matter to be voted on by the members. The Company’s profit and losses shall be allocated to the members as determined by the Company’s board of managers. In addition, distributions of the Company’s profits will be determined by the Company’s board of managers in accordance with the amended limited liability agreement. The Company makes distributions to members on a quarterly basis, based on their ownership percentage of the respective units outstanding.

The Company authorized the issuance of Class B membership units which shall represent one vote. As of December 31, 2023, the Company has not issued any Class B units.

Note 9. Lease liability

The Company leases office space in primarily three locations, principally the company’s corporate headquarters. The Company’s operating leases have remaining lease terms of three to four years.

The Company’s expected operating lease cash flows as of December 31, 2023 are as follows:

Year-ending	Future Minimum Operating lease payments (dollars in thousands)
2024	$2,358
2025	2,414
2026	2,407
2027	560
2028	—
Thereafter	—
7,739
Less imputed interest	458
$7,281

The discount rates used to calculate the Company’s initial lease liability ranged from 0.69%- 4.15%, which were the present value of the lease payments and were equal to the treasury bond rates on the dates the respective leases were signed. The treasury bond rate used was based on the number of years on the lease including any potential extensions included in the agreements. This risk-free rate applied is a permittable practical expedient under ASC 842. The Company recognized amortization expense related to all their operating lease in the consolidated statements of operations for the periods ending December 31, 2023 and December 31, 2022. This expense represents the amortization of the right-of-use asset associated with the operating leases.

Note 10. Commitments and contingencies

Mutual fund expense reimbursement:

The Company has voluntarily agreed to certain expense reimbursement agreements in place with Kinetics Mutual Funds (“Kinetics Funds”) that are renewed annually by the Investment Adviser at its discretion. Each Kinetics Fund has an agreed upon expense percentage cap (“Cap”) with the Company. When the overall expenses of the Kinetics Funds for the month reach an agreed upon level, any expenses incurred above the Cap are reimbursed by the Company to the Kinetics Funds. For the years ended December 31, 2023 and 2022, the Company reimbursed to the Kinetics Funds $1,555 and $1,708, respectively. These reimbursements are included on the consolidated statement of operations as a reduction of revenue.

Proprietary investment fund expense reimbursement:

In accordance with the private placement memorandums of certain proprietary funds the Company manages (the “Funds”), the Investment Adviser has agreed to reimburse any expenses incurred above a predetermined Cap to the Funds. For the year ended December 31, 2023, and December 31, 2022 a total of $90 and $76 respectively was reimbursed by the Company to the Funds. These reimbursements are included on the consolidated statement of operations in the other expense amount under operating expenses.

Contingencies:

The Company and the companies in which it holds ownership interests may be involved in various claims and legal actions in the ordinary course of business. In the current opinion of the Company, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position or results of operations, however, no assurance can be given as to the outcome of these actions, and one or more adverse rulings could have a material adverse effect on the Company’s consolidated financial position and results of operations or that of its companies. The Company records the costs associated with legal fees as such services are rendered.

Note 11. Employee Benefit Plan

The Horizon Kinetics LLC 401(k) Plan is a defined contribution plan which was adopted as of October 31, 2011. The Company maintains a qualified 401(k) retirement plan for eligible employees. The Company does not make any matching or other contributions to the plan for its employees. The total expense of operating the plan was $14 and $12 for the years ended December 31, 2023 and 2022, respectively.

Note 12. Net capital requirements

KBD LLC and KFD LLC are subject to the Securities and Exchange Commission Uniform Net Capital Rule (“SEC Rule 15c3-1”), which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1. As of December 31, 2023, KBD LLC and KFD LLC had net capital of $99 and $1,260 respectively, which was $94 and $1,235 respectively, in excess of its required net capital of $5 and $25, respectively. KBD LLC’s and KFD LLC’s net capital ratio were 0.4593 and 0.031 to 1, respectively. As of December 31, 2022, KBD LLC and KFD LLC had net capital of $173 and $1,296 respectively, which was $168 and $1,271 respectively, in excess of its required net capital of $5 and $25, respectively. KBD LLC’s and KFD LLC’s net capital ratio were 0.4233 and 0.02 to 1, respectively.

Note 13. Subsequent events

During the period from January 1, 2024 through April 24, 2024, the Company made distributions to members in the amount of $3,350 consisting of $3,190 to A-1 unit-holders and $160 to A-2 unit-holders.

The company has evaluated subsequent events through April 24, 2024, which is the date the consolidated financial statements were available to be issued.